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                                                                    EXHIBIT 23.6


                         CONSENT OF INDEPENDENT AUDITORS


Educational Medical, Inc.
1327 Northmeadow Parkway, Suite 132
Roswell, GA  30076


         As independent certified accountants, we hereby consent to the use of our report dated March 20, 1998 relating to the financial statements of CHI Institute (a division of Computer Hardware Service Company, Inc.) as of September 30, 1997, appearing in Educational Medical, Inc.'s Current Report (Form 8-K/A), in the Registration Statement on Form S-3 of Educational Medical, Inc. for the registration of 202,532 shares of its Common Stock. We also consent to the reference to our firm under the caption "Experts."



                                       /s/      Asher & Company, Ltd.
                                       -------------------------------------
                                                Asher & Company, Ltd.


Philadelphia, Pennsylvania
May 9, 1998